                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "CALLNOW.COM, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

         THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

         CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

         CERTIFICATE OF OWNERSHIP, FILED THE NINTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

         AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "CALLNOW.COM, INC." WAS INCORPORATED ON THE EIGHTH DAY OF APRIL A.D. 1999.

         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.



                                       /s/ Edward J. Freel
                                       -----------------------------------------
                                       Edward J. Freel, Secretary of State





3027254  8310                                          AUTHENTICATION:  9873263
                                 [SEAL OMITTED]
991296251                                                        DATE:  07-20-99

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CALLNOW.COM, INC.", FILED IN THIS OFFICE THE EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.









                                       /s/ Edward J. Freel
                                       -----------------------------------------
                                       Edward J. Freel, Secretary of State





3027254  8100                                           AUTHENTICATION:  9872938
                                 [SEAL OMITTED]
991295966                                                        DATE:  07-19-99

                                                                     EXHIBIT 3.1

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM  04/08/1999
    991138232 - 3027254


                          CERTIFICATE OF INCORPORATION
                                       OF
                                CALLNOW.COM, INC.


                  The Undersigned, in order to form a corporation (the "Corporation") for the purposes outlined below and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:   The name of the Corporation is:

                                CallNOW.com, Inc.

         SECOND: The name of the Corporation's registered agent in the State of Delaware is Corporation Service Company, and the address of its registered office is 1013 Centre Road, Wilmington, Delaware 19805. County of New Castle.

         THIRD:   The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The authorized capital of the Corporation shall be $50,000 divided into 50,000,000 shares of common stock, par value $0.001.

         FIFTH:   The Corporation shall have perpetual existence.

         SIXTH:   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose.

         SEVENTH: The directors, officers, employees and agents of the Corporation shall, to the extent authorized by the Board of Directors, be indemnified against any action taken on behalf of the Corporation to the extent allowed under the General Corporation Law of the State of Delaware.

         EIGHTH:  The name and address of the sole incorporator is:

                           Leonard W. Burningham, Esq.
                           Suite 205, Hermes Building
                           Salt Lake City, Utah 84111

         NINTH:   The powers of the incorporator will terminate upon the
execution by the
incorporator of a resolution designating and electing the initial Board of Directors of the Corporation to hold office for the ensuing year and until successors are chosen and qualified.

                  I, Leonard W. Burningham, Esq., being the sole incorporator of this Corporation, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the factual matters outlined herein are true, and accordingly, I have hereunto set my hand this 8th day of April, 1999.


                                 /s/ Leonard W. Burningham
                                 ----------------------------------------------
                                 Leonard W. Burningham, Esq.


                  Personally appeared before me this 8th day of April, 1999, Leonard W. Burningham, Esq., who signed this Certificate of Incorporation in my presents.


                                 /s/ Sheryl A. Ross
                                 -----------------------------------------------
                                 Notary Public: Residing at Salt Lake City, Utah